AMENDED SCHEDULE A

TO

INVESTMENT ADVISORY AGREEMENT

HERITAGE CAPITAL APPRECIATION TRUST

HERITAGE GROWTH AND INCOME TRUST

HERITAGE INCOME TRUST

HERITAGE SERIES TRUST

Pursuant to Paragraph 7 of the Agreement, each Series shall pay the following fees to the Adviser for rendering investment advisory services. These fees shall be computed daily and paid monthly at the following annual rates as percentages of the Series' average daily net assets:

Heritage Capital Appreciation Trust

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $1 billion	0.60%
Over $1 billion	0.55%

Heritage Growth and Income Trust

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $100 million	0.60%
Over $100 million to $500 million	0.45%
Over $500 million	0.40%

Heritage Income Trust - High Yield Bond Fund

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
First $100 million	0.45%
Over $100 million to $500 million	0.35%
In excess of $500 million	0.30%

Heritage Series Trust

A.	For the Diversified Growth Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to and including $500 million	0.60%
In excess of $500 million up to and including $1 billion	0.55%
In excess of $1 billion	0.50%

B.	For Small Cap Stock Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to and including $500 million	0.60%
In excess of $500 million up to and including $1 billion	0.55%
In excess of $1 billion	0.50%

C.	For Mid Cap Stock Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to and including $500 million	0.60%
In excess of $500 million up to and including $1 billion	0.55%
In excess of $1 billion	0.50%

D.	For the International Equity Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to and including $100 million	0.85%
In excess of $100 million up to and including $1 billion	0.65%
In excess of $1 billion	0.55%

E.	For the Core Equity Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All assets	0.60%

E.	For the Eagle Small Cap Core Value Fund:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All assets	0.60%

Dated: September 12, 2008